UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2026

Lithium Americas Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-41788	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3260-666 Burrard Street Vancouver, British Columbia, Canada V6C 2X8
(Address of principal executive office and Zip Code)

(778) 656-5820

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	LAC	New York Stock Exchange;
Toronto Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On August 5, 2026, Lithium Americas Corp. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with YA II PN, Ltd. (the “Investor”), pursuant to which the Company agreed to issue and sell up to $175.0 million in aggregate principal amount of subordinated convertible debentures (the “Debentures”). The Company will initially issue $150.0 million in aggregate principal amount of the Debentures, and the remaining $25.0 million may be sold from time to time in one or more delayed closings upon exercise of the Company’s put right as further described in the Purchase Agreement.

Key Terms of the Purchase Agreement and Debentures:

•

Proceeds to be used for general corporate purposes, which may include funding of corporate and project overhead expenses, financing of capital expenditures, repayment of indebtedness and additions to working capital.

•	Debentures will be issued at 100% of principal.

•

5 year maturity with 5% annual interest rate. The interest rate increases to 7.50% during the initial two year period, and to 15% after two years, in each case if certain specified events occur (including if the stock price falls below the floor price for a specified period, if the registration statement is unavailable for an extended period, or if the exchange cap is substantially exhausted).

•

Conversion price equal to the lower of (i) a fixed price (which shall be the higher of 140% of the New York Stock Exchange (“NYSE”) official closing price on the day prior to the date of issuance and $3.79), or (ii) 95% of the lowest daily VWAP during the five consecutive trading days immediately preceding the date of conversion, subject to a floor price equal to 50% of the NYSE official closing price on the day prior to the date of issuance (which shall be reduced in certain circumstances, but in no event to less than 20% of such price).

The Company also agreed that so long as any convertible notes previously issued to OMF Fund IV SPV M LLC (“Orion”) remain outstanding, cash repayments of principal under the Debentures are limited to $35 million. Such repayments are permitted only if the Company offers to repurchase the Orion notes under certain conditions. Any such payments must be funded solely from proceeds of a new equity financing and/or cash distributions from the joint venture between General Motors Holdings LLC and the Company. In addition, the Company has agreed not to pay cash interest on the Debentures unless, as of the applicable interest payment date, interest payments to Orion under the Orion notes have been made in cash on the most recent interest payment date.

Subject to the forgoing repayment limitations, following the 181st day after the date of issuance, the Company may exercise an optional redemption of all or a portion of the outstanding amounts at a redemption amount equal to outstanding principal plus a 10% payment premium plus accrued and unpaid interest. Upon delivery of a redemption notice, the Investor has ten trading days to elect to convert all or any portion of the Debenture prior to redemption.

The Investor may not convert the Debentures for common shares, no par value (“Common Shares”) representing more than 19.99% of the Company’s outstanding Common Shares as of signing unless stockholder approval to exceed such cap is obtained in accordance with the rules and regulations of the NYSE and the Toronto Stock Exchange (the “Exchange Cap”). In addition, the Investor may not convert Debentures for Common Shares if it would result in the Investor beneficially owning more than 4.99% of the Company’s Common Shares, which threshold may be increased to 9.99% upon 65 days’ prior written notice by the Investor.

If a change of control transaction occurs, the Investor may require the Company to repurchase all or any portion of the Debentures at a price equal to outstanding principal plus a 10% payment premium plus accrued and unpaid interest.

In connection with the Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor, pursuant to which the Company agreed to file a registration statement covering the resale of the Common Shares issuable upon conversion of the Debentures within three business days after the filing of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2026.

The Purchase Agreement includes customary covenants and restrictions, including a prohibition on variable-rate transactions while amounts are outstanding, limitations on additional indebtedness and liens subject to agreed exceptions (including specified existing indebtedness and project-level indebtedness for subsidiaries), and limitations on the Company’s use of existing equity lines without Investor consent. Any subsidiary that directly receives Debenture proceeds must guarantee the Company’s obligations. The Investor agreed not to engage in short sales of the Company’s equity.

The Debentures and the Common Shares issuable upon conversion thereof have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were offered and sold in a private placement in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D thereunder. The Investor represented that it is an accredited investor.

The foregoing description of the Purchase Agreement, the Debentures and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each such agreement. The Purchase Agreement is filed as Exhibit 10.1 hereto, and forms of the Debenture and the Registration Rights Agreement are filed as exhibits to the Purchase Agreement, each of which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report with respect to the Debentures is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report relating to the issuance of Common Shares to the Investor pursuant to the Purchase Agreement, including any shares to be issued in connection with a conversion of the Debentures, and relating to the issuance of the Debentures, is incorporated by reference herein in its entirety. The offer and sale of Common Shares and the issuance of the Debentures pursuant to the Purchase Agreement was and will be made in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 8.01	Other Events.

On August 6, 2026, the Company issued a press release announcing its entry into the Purchase Agreement. A copy of the press release announcing the transaction is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1*	Securities Purchase Agreement, dated August 5, 2026, by and between Lithium Americas Corp. and YA II PN, Ltd.

99.1	Press Release, dated August 6, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the Commission upon its request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lithium Americas Corp.

Date: August 6, 2026	By:	/s/ Jonathan Evans
Jonathan Evans
President and Chief Executive Officer

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